Exhibit 99.1

SCHWAB REPORTS SECOND QUARTER RESULTS Total Client Assets Reached A Record $9.4 Trillion, Up 17% Year-Over-Year Core Net New Assets Rose 17% to $61.2 Billion, Highlighting Continued Momentum

WESTLAKE, Texas, July 16, 2024 – The Charles Schwab Corporation reported net income for the second quarter totaling $1.3 billion, or $.66 diluted earnings per common share. Excluding $175 million of pre-tax transaction-related and restructuring costs, adjusted (1) net income and diluted common earnings per share equaled $1.5 billion and $.73, respectively.

Client Driven Growth	+17% Core Net New Asset Growth Versus 2Q23
“Schwab’s ‘no trade-offs’ value proposition continued to resonate with investors, as new brokerage accounts opened this year grew to over 2 million and second quarter core asset gathering
equaled $61.2 billion – a year-over-year increase of 17%.”
Co-Chairman and CEO Walt Bettinger

Modern Wealth Solutions	+56% YTD Inflows to Managed Investing Solutions Versus 2023
“Client interest in our broad array of wealth solutions remained strong through June. Year-to-date enrollments are up ~30% versus the prior year period and net flows into Managed Investing solutions reached $25 billion – an increase of 56% versus the first 6 months of 2023.”
Co-Chairman and CEO Walt Bettinger

Diversified Operating Model	41.0% 2Q24 Adjusted Pre-Tax Profit Margin (1)
“Record asset management and administration fees, along with our balanced approach to expense management, helped Schwab produce a second quarter pre-tax margin of 37.2% – 41.0% adjusted (1).”
CFO Peter Crawford

Balance Sheet Management	9.4% Tier 1 Leverage Ratio 5.9% Adj. Tier 1 Leverage Ratio (1)
“Similar to prior years, our strong capital levels and all-weather model enabled us to successfully complete the 2024 Federal Reserve stress test, with Schwab notching the highest post-stress ratios among all major banks.”
CFO Peter Crawford

2Q24 Client and Business Highlights

•Sustained equity market strength and organic asset gathering pushed total client assets to a record $9.41 trillion
•Active brokerage accounts increased 4% year-over-year to 35.6 million
•Despite expected integration-related attrition, core net new assets grew 17% versus the prior year to $61.2 billion
•Client assets receiving ongoing advisory services are up 16% year-over-year, including year-to-date net flow increases into Schwab Wealth AdvisoryTM and Wasmer SchroederTM Strategies of 40% and 53%, respectively
•Margin balances totaled $71.7 billion at quarter-end, up 15% since the end of 2023
•Second quarter trading activity remained robust versus 2023 levels as client engagement in the markets persisted
•Strong year-to-date client net buying of mutual and exchange-traded funds totaled $77 billion – the 2nd highest first half ever
•Schwab ranked #1 for mobile app customer experience by Corporate Insight for the second year in a row (2)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights (1)	2024	2023	Change	2024	2023	Change

Net revenues (in millions)	$4,690	$4,656	1%	$9,430	$9,772	(3)%
Net income (in millions)
GAAP	$1,332	$1,294	3%	$2,694	$2,897	(7)%
Adjusted (1)	$1,465	$1,494	(2)%	$2,934	$3,274	(10)%
Diluted earnings per common share
GAAP	$.66	$.64	3%	$1.34	$1.48	(9)%
Adjusted (1)	$.73	$.75	(3)%	$1.47	$1.68	(13)%
Pre-tax profit margin
GAAP	37.2%	36.3%		37.6%	38.9%
Adjusted (1)	41.0%	42.0%		40.9%	44.0%
Return on average common
stockholders’ equity (annualized)	14%	17%		15%	20%
Return on tangible
common equity (annualized) (1)	34%	62%		36%	71%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

2Q24 Financial Commentary

•Total net revenue increased by 1% year-over-year led by sustained market strength
•Net interest margin expanded to 2.03%, up 1 basis point sequentially
•Client transactional sweep cash balances ended June at $374.8 billion, reflecting clients’ April tax disbursements, slowing client cash realignment activity, and continued net securities purchases by clients
•Supplemental funding (3) finished the second quarter at $73.7 billion, up from the first quarter as we redirected some client cash from the bank to the broker-dealer to support increased margin lending
•Asset management and administration fees totaled $1.4 billion, a new quarterly record
•GAAP expenses declined by 1% versus the prior year period and included $43 million in accruals in connection with an industry-wide regulatory review of off-channel communications
•Second quarter acquisition and integration-related costs, amortization of acquired intangibles, and restructuring costs totaled $175 million, down $89 million from 2Q23. Exclusive of these items, adjusted total expenses (1) grew by 2%
•Charles Schwab Bank, SSB (CSB) capital ratios continued to build, with preliminary Tier 1 Leverage and adjusted Tier 1 Leverage (1) reaching 10.9% and 6.2%, respectively

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10–12 of this release.
(2) Charles Schwab leads in mobile in Corporate Insight’s 2024 Brokerage Experience Benchmarks (https://corporateinsight.com/the-2024-brokerage-experience-benchmarks-find-hybrids-still-offer-best-experiences/), which evaluate the individual investor experience offered by 20 leading brokerage websites and mobile apps. This research was independently conducted by Corporate Benchmarks’ analytical frameworks that are built on over 25 years of research and provide a clear view of how the nation’s top brokerage websites and mobile apps stack up against one another in terms of functionality, design, navigation, and usability. Schwab paid a licensing fee to Corporate Insight for use of the award and logos.
(3) Supplemental funding includes repurchase agreements, Schwab Bank Certificates of Deposit (CDs), and Federal Home Loan Bank balances.

Summer Business Update
The company will host its Summer Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s value proposition and success with investors, Ameritrade integration-related attrition, expense management and capital levels. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 35.6 million active brokerage accounts, 5.4 million workplace plan participant accounts, 1.9 million banking accounts, and $9.41 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

Contact Information

MEDIA
Mayura Hooper, 415-667-1525
public.relations@schwab.com

INVESTORS/ANALYSTS
Jeff Edwards, 415-667-1524
investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Revenues
Interest revenue	$3,817	$4,104	$7,758	$8,120
Interest expense	(1,659)	(1,814)	(3,367)	(3,060)
Net interest revenue	2,158	2,290	4,391	5,060
Asset management and administration fees	1,383	1,173	2,731	2,291
Trading revenue	777	803	1,594	1,695
Bank deposit account fees	153	175	336	326
Other	219	215	378	400
Total net revenues	4,690	4,656	9,430	9,772
Expenses Excluding Interest
Compensation and benefits	1,450	1,498	2,988	3,136
Professional services	259	272	500	530
Occupancy and equipment	248	319	513	618
Advertising and market development	107	103	195	191
Communications	172	188	313	334
Depreciation and amortization	233	191	461	368
Amortization of acquired intangible assets	129	134	259	269
Regulatory fees and assessments	96	80	221	163
Other	249	180	435	362
Total expenses excluding interest	2,943	2,965	5,885	5,971
Income before taxes on income	1,747	1,691	3,545	3,801
Taxes on income	415	397	851	904
Net Income	1,332	1,294	2,694	2,897
Preferred stock dividends and other	121	121	232	191
Net Income Available to Common Stockholders	$1,211	$1,173	$2,462	$2,706
Weighted-Average Common Shares Outstanding:
Basic	1,828	1,820	1,827	1,827
Diluted	1,834	1,825	1,832	1,834
Earnings Per Common Shares Outstanding (1):
Basic	$.66	$.64	$1.35	$1.48
Diluted	$.66	$.64	$1.34	$1.48
(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q2-24 % change		2024		2023
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-23	Q1-24	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(6)%	(3)%	$2,158	$2,233	$2,130	$2,237	$2,290
Asset management and administration fees	18%	3%	1,383	1,348	1,241	1,224	1,173
Trading revenue	(3)%	(5)%	777	817	767	768	803
Bank deposit account fees	(13)%	(16)%	153	183	174	205	175
Other	2%	38%	219	159	147	172	215
Total net revenues	1%	(1)%	4,690	4,740	4,459	4,606	4,656
Expenses Excluding Interest
Compensation and benefits (1)	(3)%	(6)%	1,450	1,538	1,409	1,770	1,498
Professional services	(5)%	7%	259	241	253	275	272
Occupancy and equipment	(22)%	(6)%	248	265	331	305	319
Advertising and market development	4%	22%	107	88	104	102	103
Communications	(9)%	22%	172	141	144	151	188
Depreciation and amortization	22%	2%	233	228	238	198	191
Amortization of acquired intangible assets	(4)%	(1)%	129	130	130	135	134
Regulatory fees and assessments	20%	(23)%	96	125	270	114	80
Other (2)	38%	34%	249	186	386	173	180
Total expenses excluding interest	(1)%	—	2,943	2,942	3,265	3,223	2,965
Income before taxes on income	3%	(3)%	1,747	1,798	1,194	1,383	1,691
Taxes on income	5%	(5)%	415	436	149	258	397
Net Income	3%	(2)%	1,332	1,362	1,045	1,125	1,294
Preferred stock dividends and other	—	9%	121	111	119	108	121
Net Income Available to Common Stockholders	3%	(3)%	$1,211	$1,251	$926	$1,017	$1,173
Earnings per common share (3):
Basic	3%	(4)%	$.66	$.69	$.51	$.56	$.64
Diluted	3%	(3)%	$.66	$.68	$.51	$.56	$.64
Dividends declared per common share	—	—	$.25	$.25	$.25	$.25	$.25
Weighted-average common shares outstanding:
Basic	—	—	1,828	1,825	1,823	1,821	1,820
Diluted	—	—	1,834	1,831	1,828	1,827	1,825
Performance Measures
Pre-tax profit margin			37.2%	37.9%	26.8%	30.0%	36.3%
Return on average common stockholders’ equity (annualized) (4)			14%	15%	12%	14%	17%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(47)%	(20)%	$25.4	$31.8	$43.3	$33.3	$47.7
Cash and investments segregated	(14)%	(16)%	21.7	25.9	31.8	18.6	25.1
Receivables from brokerage clients — net	12%	2%	72.8	71.2	68.7	69.1	65.2
Available for sale securities	(26)%	(7)%	93.6	101.1	107.6	110.3	125.8
Held to maturity securities	(8)%	(2)%	153.2	156.4	159.5	162.5	166.3
Bank loans — net	5%	3%	42.2	40.8	40.4	40.3	40.1
Total assets	(12)%	(4)%	449.7	468.8	493.2	475.2	511.5
Bank deposits	(17)%	(6)%	252.4	269.5	290.0	284.4	304.4
Payables to brokerage clients	(6)%	(5)%	80.0	84.0	84.8	72.8	84.8
Other short-term borrowings	28%	19%	10.0	8.4	6.6	7.6	7.8
Federal Home Loan Bank borrowings	(40)%	2%	24.4	24.0	26.4	31.8	41.0
Long-term debt	—	(2)%	22.4	22.9	26.1	24.8	22.5
Stockholders’ equity	19%	4%	44.0	42.4	41.0	37.8	37.1
Other
Full-time equivalent employees (at quarter end, in thousands)	(12)%	(1)%	32.3	32.6	33.0	35.9	36.6
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(45)%	(25)%	$92	$122	$199	$250	$168
Expenses excluding interest as a percentage of average client assets (annualized)			0.13%	0.14%	0.16%	0.16%	0.15%
Clients’ Daily Average Trades (DATs) (in thousands)	4%	(8)%	5,486	5,958	5,192	5,218	5,272
Number of Trading Days	2%	3%	63.0	61.0	62.5	62.5	62.0
Revenue Per Trade (5)	(9)%	—	$2.25	$2.25	$2.36	$2.35	$2.46

(1) Fourth quarter of 2023 includes $16 million in restructuring costs. Third quarter of 2023 includes $276 million in restructuring costs.
(2) Fourth quarter of 2023 includes $181 million in restructuring costs.
(3) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(4) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(5) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2024			2023			2024			2023
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$28,839	$382	5.24%	$44,683	$547	4.84%	$31,394	$836	5.26%	$40,891	$960	4.67%
Cash and investments segregated	21,493	281	5.17%	27,399	324	4.68%	25,503	669	5.19%	33,699	756	4.46%
Receivables from brokerage clients	68,715	1,351	7.78%	60,709	1,167	7.60%	66,259	2,611	7.80%	60,626	2,251	7.39%
Available for sale securities (1)	104,045	555	2.13%	145,032	791	2.18%	107,956	1,149	2.12%	150,382	1,616	2.15%
Held to maturity securities	154,314	658	1.70%	167,499	720	1.72%	155,862	1,348	1.73%	169,184	1,466	1.73%
Bank loans	41,562	460	4.44%	40,124	410	4.09%	41,046	900	4.40%	40,185	801	4.00%
Total interest-earning assets	418,968	3,687	3.50%	485,446	3,959	3.24%	428,020	7,513	3.49%	494,967	7,850	3.16%
Securities lending revenue		95			124			171			236
Other interest revenue		35			21			74			34
Total interest-earning assets	$418,968	$3,817	3.62%	$485,446	$4,104	3.36%	$428,020	$7,758	3.60%	$494,967	$8,120	3.27%
Funding sources
Bank deposits	$258,119	$840	1.31%	$312,543	$863	1.11%	$266,243	$1,761	1.33%	$327,739	$1,481	0.91%
Payables to brokerage clients	67,680	77	0.45%	64,892	64	0.40%	68,011	150	0.44%	70,997	139	0.40%
Other short-term borrowings	9,268	129	5.59%	7,622	97	5.08%	8,327	232	5.60%	7,272	183	5.06%
Federal Home Loan Bank borrowings	25,582	348	5.42%	46,813	606	5.13%	25,220	678	5.35%	35,697	910	5.07%
Long-term debt	22,460	208	3.70%	21,237	157	2.95%	23,730	432	3.64%	20,766	296	2.85%
Total interest-bearing liabilities	383,109	1,602	1.68%	453,107	1,787	1.57%	391,531	3,253	1.66%	462,471	3,009	1.31%
Non-interest-bearing funding sources	35,859			32,339			36,489			32,496
Securities lending expense		57			28			112			50
Other interest expense		—			(1)			2			1
Total funding sources	$418,968	$1,659	1.59%	$485,446	$1,814	1.49%	$428,020	$3,367	1.57%	$494,967	$3,060	1.24%
Net interest revenue		$2,158	2.03%		$2,290	1.87%		$4,391	2.03%		$5,060	2.03%
(1) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2024			2023			2024			2023
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$523,665	$357	0.27%	$375,898	$252	0.27%	$511,776	$693	0.27%	$346,145	$465	0.27%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	565,848	112	0.08%	465,079	94	0.08%	552,755	219	0.08%	457,830	185	0.08%
Mutual Fund OneSource® and other no-transaction- fee funds	338,198	214	0.25%	229,207	151	0.26%	326,387	423	0.26%	225,822	299	0.27%
Other third-party mutual funds and ETFs	600,902	102	0.07%	681,486	133	0.08%	603,263	208	0.07%	678,915	266	0.08%
Total mutual funds, ETFs, and CTFs (1)	$2,028,613	785	0.16%	$1,751,670	630	0.14%	$1,994,181	1,543	0.16%	$1,708,712	1,215	0.14%
Advice solutions (1)
Fee-based	$525,689	510	0.39%	$455,859	464	0.41%	$515,911	1,013	0.39%	$449,443	917	0.41%
Non-fee-based	110,234	—	—	95,427	—	—	108,133	—	—	94,948	—	—
Total advice solutions	$635,923	510	0.32%	$551,286	464	0.34%	$624,044	1,013	0.33%	$544,391	917	0.34%
Other balance-based fees (2)	763,750	69	0.04%	594,528	63	0.04%	741,599	138	0.04%	578,158	125	0.04%
Other (3)		19			16			37			34
Total asset management and administration fees		$1,383			$1,173			$2,731			$2,291
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-24 % Change		2024		2023
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-23	Q1-24	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents, and bank deposits	(14)%	(5)%	$330.7	$348.2	$368.3	$353.1	$384.4
Bank deposit account balances	(18)%	(6)%	84.5	90.2	97.4	99.5	102.7
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	36%	3%	533.6	515.7	476.4	436.3	392.9
Equity and bond funds and CTFs (2)	24%	4%	214.4	206.0	186.7	167.9	172.6
Total proprietary mutual funds and CTFs	32%	4%	748.0	721.7	663.1	604.2	565.5
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	35%	5%	344.8	329.2	306.2	288.0	254.6
Mutual fund clearing services	20%	7%	264.7	248.1	233.4	216.9	220.7
Other third-party mutual funds	2%	—	1,177.5	1,182.9	1,126.5	1,055.3	1,150.8
Total Mutual Fund Marketplace	10%	2%	1,787.0	1,760.2	1,666.1	1,560.2	1,626.1
Total mutual fund assets	16%	2%	2,535.0	2,481.9	2,329.2	2,164.4	2,191.6
Exchange-traded funds
Proprietary ETFs (2)	19%	2%	349.6	342.9	319.4	286.2	293.2
Other third-party ETFs	26%	4%	1,738.6	1,676.6	1,521.7	1,352.6	1,381.4
Total ETF assets	25%	3%	2,088.2	2,019.5	1,841.1	1,638.8	1,674.6
Equity and other securities	22%	5%	3,648.8	3,467.7	3,163.5	2,886.4	3,002.7
Fixed income securities	10%	2%	792.0	779.0	779.7	747.4	722.6
Margin loans outstanding	14%	5%	(71.7)	(68.1)	(62.6)	(65.1)	(62.8)
Total client assets	17%	3%	$9,407.5	$9,118.4	$8,516.6	$7,824.5	$8,015.8
Client assets by business
Investor Services	18%	4%	$5,055.7	$4,852.2	$4,519.1	$4,157.7	$4,267.9
Advisor Services	16%	2%	4,351.8	4,266.2	3,997.5	3,666.8	3,747.9
Total client assets	17%	3%	$9,407.5	$9,118.4	$8,516.6	$7,824.5	$8,015.8
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (4)	11%	14%	$39.9	$34.9	$25.0	$28.6	$36.0
Advisor Services (5)	(5)%	(36)%	34.3	53.3	41.3	19.6	36.0
Total net new assets	3%	(16)%	$74.2	$88.2	$66.3	$48.2	$72.0
Net market gains (losses)			214.9	513.6	625.8	(239.5)	363.8
Net growth (decline)			$289.1	$601.8	$692.1	$(191.3)	$435.8
New brokerage accounts (in thousands, for the quarter ended)	3%	(10)%	985	1,094	910	894	960
Client accounts (in thousands)
Active brokerage accounts	4%	1%	35,612	35,301	34,838	34,540	34,382
Banking accounts	8%	2%	1,931	1,885	1,838	1,799	1,781
Workplace Plan Participant Accounts (6)	7%	2%	5,363	5,277	5,221	5,141	5,003

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of June 30, 2024, off-platform equity and bond funds, CTFs, and ETFs were $31.6 billion, $3.7 billion, and $117.3 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Second quarter of 2024 includes net inflows of $2.7 billion from off-platform Schwab Bank Retail CDs and an inflow of $10.3 billion from a mutual fund clearing services client. First quarter of 2024 includes net outflows of $7.4 billion from off-platform Schwab Bank Retail CDs. Fourth quarter of 2023 includes net inflows of $2.4 billion from off-platform Schwab Bank Retail CDs and outflows of $5.8 billion from an international relationship. Third quarter of 2023 includes net inflows of $3.3 billion from off-platform Schwab Bank Retail CDs. Second quarter of 2023 includes an inflow of $12.0 billion from a mutual fund clearing services client and inflows of $7.8 billion from off-platform Schwab Bank Retail CDs.
(5) Fourth quarter of 2023 includes outflows of $6.4 billion from an international relationship. Third quarter of 2023 includes an outflow of $0.8 billion from an international relationship.
(6) Beginning in the fourth quarter 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Prior periods have been recast to reflect this change.

The Charles Schwab Corporation Monthly Activity Report For June 2024

	2023							2024						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	34,408	35,560	34,722	33,508	33,053	35,951	37,690	38,150	38,996	39,807	37,816	38,686	39,119	1%	14%
Nasdaq Composite®	13,788	14,346	14,035	13,219	12,851	14,226	15,011	15,164	16,092	16,379	15,658	16,735	17,733	6%	29%
Standard & Poor’s® 500	4,450	4,589	4,508	4,288	4,194	4,568	4,770	4,846	5,096	5,254	5,036	5,278	5,460	3%	23%
Client Assets (in billions of dollars)
Beginning Client Assets	7,650.2	8,015.8	8,241.0	8,094.7	7,824.5	7,653.4	8,180.6	8,516.6	8,558.1	8,879.5	9,118.4	8,847.5	9,206.3
Net New Assets (1)	33.8	12.9	8.1	27.2	5.0	19.2	42.1	14.8	31.7	41.7	10.0	31.0	33.2	7%	(2)%
Net Market Gains (Losses)	331.8	212.3	(154.4)	(297.4)	(176.1)	508.0	293.9	26.7	289.7	197.2	(280.9)	327.8	168.0
Total Client Assets (at month end)	8,015.8	8,241.0	8,094.7	7,824.5	7,653.4	8,180.6	8,516.6	8,558.1	8,879.5	9,118.4	8,847.5	9,206.3	9,407.5	2%	17%
Core Net New Assets (1,2)	33.8	13.7	4.9	27.1	11.3	21.7	43.1	17.2	33.4	45.0	1.0	31.1	29.1	(6)%	(14)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	547.5	560.6	552.2	533.0	522.2	557.0	581.4	584.1	601.8	618.5	602.2	624.0	632.9	1%	16%
Advisor Services (3)	3,527.8	3,619.8	3,554.2	3,448.0	3,380.3	3,604.4	3,757.4	3,780.4	3,902.5	4,009.5	3,893.9	4,027.3	4,090.0	2%	16%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	34,382	34,434	34,440	34,540	34,571	34,672	34,838	35,017	35,127	35,301	35,426	35,524	35,612	—	4%
Banking Accounts	1,781	1,792	1,798	1,799	1,812	1,825	1,838	1,856	1,871	1,885	1,901	1,916	1,931	1%	8%
Workplace Plan Participant Accounts (4)	5,003	5,030	5,037	5,141	5,212	5,212	5,221	5,226	5,268	5,277	5,282	5,345	5,363	—	7%
Client Activity
New Brokerage Accounts (in thousands)	315	303	311	280	284	286	340	366	345	383	361	314	310	(1)%	(2)%
Client Cash as a Percentage of Client Assets (5,6)	10.5%	10.2%	10.4%	10.8%	11.2%	10.7%	10.5%	10.5%	10.2%	10.0%	10.2%	9.9%	9.7%	(20) bp	(80) bp
Derivative Trades as a Percentage of Total Trades	23.9%	23.0%	24.4%	24.2%	23.2%	23.1%	21.8%	21.8%	22.2%	21.9%	22.1%	21.9%	21.3%	(60) bp	(260) bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (7)	479,752	466,659	449,483	444,864	438,522	439,118	446,305	443,694	434,822	431,456	423,532	415,950	417,150	—	(13)%
Average Margin Balances	61,543	63,040	64,226	64,014	63,946	61,502	62,309	61,368	63,600	66,425	68,827	67,614	69,730	3%	13%
Average Bank Deposit Account Balances (8)	102,917	102,566	101,928	100,404	97,893	94,991	95,518	95,553	92,075	90,774	88,819	86,844	85,195	(2)%	(17)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (9,10) (in millions of dollars)
Equities	9,190	7,423	(278)	675	(3,039)	6,099	7,903	8,182	7,624	10,379	3,472	5,734	3,379
Hybrid	(903)	(407)	(1,037)	(828)	(1,457)	(1,466)	(1,596)	(501)	(1,330)	(439)	(703)	(558)	(843)
Bonds	3,302	2,515	4,696	2,723	1,094	255	6,104	7,510	9,883	7,561	5,949	5,854	6,346
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (9)	(4,485)	(3,333)	(6,476)	(5,853)	(12,245)	(9,267)	(7,406)	(966)	(1,348)	(1,607)	(4,818)	(5,544)	(4,254)
Exchange-Traded Funds (10)	16,074	12,864	9,857	8,423	8,843	14,155	19,817	16,157	17,525	19,108	13,536	16,574	13,136
Money Market Funds	9,112	7,911	16,869	13,388	16,976	11,670	7,745	11,717	10,129	9,085	(2,357)	9,790	3,858
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs. Additionally, 2024 includes an inflow of $10.3 billion from a mutual fund clearing services client in April, and 2023 includes outflows from a large international relationship of $0.8 billion in September, $6.2 billion in October, $5.4 billion in November, and $0.6 billion in December.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Beginning October 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Prior periods have been recast to reflect this change.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Beginning July 2023, client cash as a percentage of client assets excludes brokered CDs issued by Charles Schwab Bank. Prior periods have been recast to reflect this change.
(7) Represents average total interest-earning assets on the Company’s balance sheet.
(8) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(9) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(10) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s second quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below. Beginning in the third quarter of 2023, these adjustments also include restructuring costs, which the Company began incurring in connection with its previously announced plans to streamline its operations to prepare for post-integration of Ameritrade. See Part I – Item 1 – Note 10 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 for additional information.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio	Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for CSB, adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.	Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,943	$1,332	$2,965	$1,294	$5,885	$2,694	$5,971	$2,897
Acquisition and integration-related costs (1)	(36)	36	(130)	130	(74)	74	(228)	228
Amortization of acquired intangible assets	(129)	129	(134)	134	(259)	259	(269)	269
Restructuring costs (2)	(10)	10	—	—	18	(18)	—	—
Income tax effects (3)	N/A	(42)	N/A	(64)	N/A	(75)	N/A	(120)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,768	$1,465	$2,701	$1,494	$5,570	$2,934	$5,474	$3,274
(1) Acquisition and integration-related costs for the three and six months ended June 30, 2024 primarily consist of $18 million and $35 million of compensation and benefits, $12 million and $29 million of professional services, and $5 million of depreciation and amortization. Acquisition and integration-related costs for the three and six months ended June 30, 2023 primarily consist of $48 million and $106 million of compensation and benefits, $41 million and $74 million of professional services, $10 million and $14 million of occupancy and equipment, and $20 million and $22 million of other.
(2) Restructuring costs for the three and six months ended June 30, 2024 reflect a change in estimate of $3 million and $34 million in compensation and benefits, offset by $1 million and $3 million of occupancy and equipment and $12 million and $13 million of other expense for the periods. There were no restructuring costs for the three and six months ended June 30, 2023.
(3) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,747	37.2%	$1,691	36.3%	$3,545	37.6%	$3,801	38.9%
Acquisition and integration-related costs	36	0.8%	130	2.8%	74	0.8%	228	2.3%
Amortization of acquired intangible assets	129	2.8%	134	2.9%	259	2.7%	269	2.8%
Restructuring costs	10	0.2%	—	—	(18)	(0.2%)	—	—
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$1,922	41.0%	$1,955	42.0%	$3,860	40.9%	$4,298	44.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,211	$.66	$1,173	$.64	$2,462	$1.34	$2,706	$1.48
Acquisition and integration-related costs	36.02		130.07		74.04		228.12
Amortization of acquired intangible assets	129.07		134.07		259.14		269.15
Restructuring costs	10.01		—	—	(18)	(.01)	—	—
Income tax effects	(42)	(.03)	(64)	(.03)	(75)	(.04)	(120)	(.07)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,344	$.73	$1,373	$.75	$2,702	$1.47	$3,083	$1.68

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Return on average common stockholders’ equity (GAAP)	14%	17%	15%	20%
Average common stockholders’ equity	$33,991	$27,556	$33,264	$27,429
Less: Average goodwill	(11,951)	(11,951)	(11,951)	(11,951)
Less: Average acquired intangible assets — net	(8,067)	(8,591)	(8,132)	(8,657)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,747	1,834	1,753	1,837
Average tangible common equity	$15,720	$8,848	$14,934	$8,658
Adjusted net income available to common stockholders (1)	$1,344	$1,373	$2,702	$3,083
Return on tangible common equity (non-GAAP)	34%	62%	36%	71%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	June 30, 2024
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	9.4%	10.9%
Tier 1 Capital	$42,624	$32,091
Plus: AOCI adjustment	(16,926)	(14,755)
Adjusted Tier 1 Capital	25,698	17,336
Average assets with regulatory adjustments	451,304	294,465
Plus: AOCI adjustment	(17,301)	(15,251)
Adjusted average assets with regulatory adjustments	$434,003	$279,214
Adjusted Tier 1 Leverage Ratio (non-GAAP)	5.9%	6.2%